UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 8, 2012

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on May 8, 2012, the stockholders elected the Company's Board of Directors and voted upon three Board proposals contained within the Company's Proxy Statement dated March 28, 2012.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non Votes

Randall C. Stuewe	101,007,955	2,238,160	50,341	8,102,066
O. Thomas Albrecht	100,649,480	2,624,022	22,954	8,102,066
D. Eugene Ewing	101,256,834	1,989,291	50,331	8,102,066
Charles Macaluso	102,219,653	1,052,498	24,305	8,102,066
John D. March	101,480,684	1,791,427	24,345	8,102,066
Michael Rescoe	101,267,739	1,979,417	49,300	8,102,066
Michael Urbut	102,234,325	1,037,936	24,195	8,102,066

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company's independent registered public accountant for the fiscal year ending December 29, 2012:

For	Against	Abstentions	Broker Non Votes

109,294,398	1,087,364	1,016,760	—

Board proposal to approve, on an advisory basis, the Company's executive compensation:

For	Against	Abstentions	Broker Non Votes

95,855,447	3,711,454	3,729,555	8,102,066

Board proposal to approve the Company's 2012 Omnibus Incentive Plan:

For	Against	Abstentions	Broker Non Votes

94,133,458	5,457,656	3,705,342	8,102,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: May 11, 2012	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel